UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2018

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania		15212-5858
(Address of principal executive offices)		(Zip Code)

412-315-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2018, Alcoa Nederland Holding B.V. (the “Issuer”), a wholly-owned subsidiary of Alcoa Corporation (the “Company”), completed an offering of $500,000,000 aggregate principal amount of 6.125% senior notes due 2028 (the “notes”). The notes were issued pursuant to an indenture dated as of May 17, 2018 (the “Indenture”) among (i) the Issuer, (ii) the Company, (iii) certain subsidiaries of the Company, and (iv) The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”). The notes are guaranteed on a senior unsecured basis by the Company and its subsidiaries that are party to the Indenture.

The Indenture contains certain restrictive covenants that limit the Issuer’s and each guarantor’s ability to, among other things, create liens on certain assets; consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; take any actions that would reduce the Company’s ownership of AWAC (as defined in the Indenture) below an agreed level; and enter into certain sale and leaseback transactions. These covenants are subject to a number of limitations and exceptions. The Indenture also contains customary events of default.

The notes may be redeemed at the Issuer’s option, in whole or in part, at any time and from time to time on and after May 15, 2023, at the applicable redemption prices set forth in the Indenture. At any time prior to such dates, the Issuer will be entitled at its option to redeem all, but not less than all, of the notes at a “make-whole” redemption price set forth in the Indenture. Additionally, at any time prior to May 15, 2021, the Issuer may, on one or more occasions, redeem up to 40% of the aggregate principal amount of the notes at the applicable redemption prices set forth in the Indenture with the net cash proceeds of certain equity offerings. The notes may also be redeemed at the option of the Issuer at any time in connection with certain changes in withholding taxes. If a change of control repurchase event occurs, each holder will have the right to require that the Issuer repurchase the notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest.

The Issuer intends to use the net proceeds of the issuance of the notes being offered for general corporate purposes, including to make mandatory or discretionary contributions to the Company’s U.S. pension and other postretirement benefit plans.

The foregoing description of the Indenture is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 17, 2018, the Company issued a press release announcing the closing of the previously announced offering of senior notes by the Issuer. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished, not filed, in accordance with the provisions of General Instruction B.2 of Form 8-K. The furnishing of this information in Item 7.01 of Form 8-K will not be deemed an admission that such information is material information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated May 17, 2018, among Alcoa Nederland Holding B.V., Alcoa Corporation, certain subsidiaries of Alcoa Corporation, and The Bank of New York Mellon Trust Company, National Association, as trustee

99.1	Press release of Alcoa Corporation, dated May 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

By:	/s/ Renato Bacchi
Renato Bacchi
Vice President and Treasurer

Date: May 17, 2018

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